                                                                 Exhibit 4.1.3

                          SECOND SUPPLEMENTAL INDENTURE

            THIS SECOND SUPPLEMENTAL INDENTURE, dated as of September 16, 1998 (this "Second Supplemental Indenture"), to the Indenture (as defined below), among The Doe Run Resources Corporation, a New York corporation (the "Company"), the Guarantors (as defined in the Indenture), the Subsidiary of the Company listed on Schedule A annexed hereto (the "Additional Guarantor") and State Street Bank and Trust Company, as Trustee (the "Trustee").

                              W I T N E S S E T H:

            WHEREAS, the Company has issued its 11 1/4% Senior Notes due 2005 and Floating Interest Rate Senior Notes due 2003 (collectively, the "Securities") in the aggregate principal amount of $255,000,000 under and pursuant to the Indenture, dated as of March 12, 1998, supplemented by the First Supplement Indenture, dated as of September 1, 1998 (as supplemented, the "Indenture"), among the Company, the Guarantors listed therein and the Trustee; and

            WHEREAS, the Additional Guarantor has become a Restricted Subsidiary and pursuant to Section 4.20 of the Indenture is entering into this Second Supplemental Indenture to thereby become a Guarantor as provided in Article Eleven of the Indenture; and

            WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Company, the Guarantors, the Additional Guarantor and the Trustee may enter into this Second Supplemental Indenture without the consent of any Holder; and

            WHEREAS, all consents and notices required to be obtained and given as conditions to the execution of this Second Supplemental Indenture pursuant to the Indenture and all other documents relating to the Securities have been obtained and given;

            NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I
                           AUTHORIZATION; DEFINITIONS

            Section 1.01. Second Supplemental Indenture. This Second Supplemental Indenture is supplemental to, and is entered into, in accordance with Section 9.01 of the Indenture, and except as modified, amended and supplemented by this Second Supplemental Indenture, the provisions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

            Section 1.02. Definitions. Unless the context shall otherwise require, all terms which are defined in Section 1.01 of the Indenture shall have the same meanings, respectively, in this Second Supplemental Indenture as such terms are given in said Section
1.01 of the Indenture.

                                   ARTICLE II
                              ADDITIONAL GUARANTOR

            Section 2.01. Additional Guarantor. Pursuant to Section 11.01 of the Indenture, the Additional Guarantor hereby expressly assumes the obligations of, and otherwise agrees to perform all of the duties of, a Guarantor under the Indenture, subject to the terms and conditions thereof, as of the date set forth opposite the name of such Additional Guarantor on Schedule A hereto.

                                   ARTICLE III
                                  MISCELLANEOUS

            Section 3.01. Effective Date. This Second Supplemental Indenture shall become effective upon execution and delivery hereof.

            Section 3.02. Counterparts. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

            Section 3.03. Acceptance. The Trustee accepts the Indenture, as supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions set forth therein as so supplemented. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or the due execution by the Company, the Guarantors or the Additional Guarantor, or for or in respect of the recitals contained herein, all of which are made solely by the Company.

            Section 3.04. Successors and Assigns. All covenants and agreements in this Second Supplemental Indenture, by the Company, the Guarantors, the Additional Guarantor or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

            Section 3.05. Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 3.06. Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Second Supplemental Indenture.

            Section 3.07. Incorporation into Indenture. All provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made part of, the Indenture, and the Indenture, as amended and supplemented by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

            IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first above written,


                                      THE DOE RUN RESOURCES CORPORATION

                                      By: /s/ Marvin K. Kaiser
                                         -----------------------------------
                                         Name:  Marvin K. Kaiser
                                         Title: Vice President and Chief
                                                Financial Officer


                                      FABRICATED PRODUCTS, INC.

                                      By: /s/ Marvin K. Kaiser
                                         -----------------------------------
                                         Name:  Marvin K. Kaiser
                                         Title: Vice President and Chief
                                                Financial Officer


                                      DOE RUN CAYMAN, LTD.

                                      By: /s/ Marvin K. Kaiser
                                         -----------------------------------
                                         Name:  Marvin K. Kaiser
                                         Title: Vice President


                                      DOE RUN MINING S.R.L.

                                      By: /s/ Marvin K. Kaiser
                                         -----------------------------------
                                         Name:  Marvin K. Kaiser
                                         Title: Finance Manager


                                      DOE RUN PERU S.R.L.

                                      By: /s/ Marvin K. Kaiser
                                         -----------------------------------
                                         Name:  Marvin K. Kaiser
                                         Title: Finance Manager


                                      DOE RUN AIR S.A.C.

                                      By: /s/ Marvin K. Kaiser
                                         -----------------------------------
                                         Name:  Marvin K. Kaiser
                                         Title: Attorney-in-fact


                                      DOE RUN DEVELOPMENT S.A.C.

                                      By: /s/ Marvin K. Kaiser
                                         -----------------------------------
                                         Name:  Marvin K. Kaiser
                                         Title: Attorney-in-fact


                                      EMPRESA MINERA COBRIZA S.A.

                                      By: /s/ Marvin K. Kaiser
                                         -----------------------------------
                                         Name:  Marvin K. Kaiser
                                         Title: Attorney-in-fact

                                      STATE STREET BANK AND TRUST COMPANY,
                                      AS TRUSTEE

                                      By: /s/ Robert L. Reynolds
                                         -----------------------------------
                                         Name:  Robert L. Reynolds
                                         Title: Vice President

                                                                      SCHEDULE A

                              ADDITIONAL GUARANTOR


Name                                                                 Date
----                                                                 ----
Empresa Minera Cobriza, S.A. a Peruvian corporation ......... September 16, 1998


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